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                       CONSENT OF ABN AMRO INCORPORATED

We hereby consent: (i) to the use of our name and to the description of our draft opinion letter, which has been approved by us, under the captions "SUMMARY - The Merger - Opinion of Financial Advisor" and "DESCRIPTION OF TRANSACTION - Opinion of Capital's Financial Advisor" in; and (ii) to the inclusion of such draft opinion letter as Appendix C to, Capital Savings Bancorp, Inc.'s and Union Planters Corporation's joint Proxy Statement/Prospectus which is part of Union Planters Corporation's Registration Statement on Form S-4 to be filed with the Securities and Exchange Commission on June 1, 1998, with this consent as an exhibit. Currently, we anticipate delivering to Capital Savings Bancorp, Inc.'s Board of Directors an opinion of even date with the Proxy Statement/Prospectus in substantially the same form as our draft opinion. By giving such consent we do not thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "expert" as used in, or that may come within the category of persons whose consent is required under, Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.


                                                ABN AMRO INCORPORATED


                                                By: /s/ BARRY FORRESTER
                                                    -----------------------
                                                    Barry I. Forrester
                                                    Vice President

Chicago, Illinois
June 1, 1998